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                                                                    EXHIBIT 3(a)

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         CHECKFREE HOLDINGS CORPORATION


                       * * * * * * * * * * * * * * * * * *


         The above corporation, CheckFree Holdings Corporation (the "Corporation"), existing pursuant to the General Corporation Law of the State of Delaware, desiring to give notice of corporate action effectuating the restatement and amendment of its Certificate of Incorporation, sets forth the following facts:

         (i) The date of filing of the Corporation's original Certificate of Incorporation was December 15, 1997;

         (ii)  The Corporation's present name is CheckFree Holdings Corporation;

         (iii) This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware; and

         (iv) The exact text of the Restated Certificate of Incorporation is amended to read as follows:


FIRST:  The name of the Corporation is CheckFree Holdings Corporation.

SECOND: The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: (A) Aggregate Number of Shares. The aggregate number of shares of stock which the Corporation shall have authority to issue is 165,000,000 shares, consisting of 150,000,000 shares of common stock, $.01 par value (the "Common Stock"), 13,500,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), and 1,500,000 shares of Series A Junior Participating Cumulative Preferred Stock, $.01 par value ("Series A Preferred Stock").




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                  (B) Common Shares. Each holder of Common Stock shall be
entitled to one vote for each share of Common Stock held of record on all matters presented for vote of the stockholders. Subject to the provisions of the General Corporation Law of the State of Delaware, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation, or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock then outstanding have been paid or declared set apart for payment, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders ratably and proportioned to the number of shares held by them.

                  (C) Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to establish from time to time by resolution or resolutions the number of shares to be included in each such series and to fix the designation, powers, preferences, and relative participating, optional, conversion, and other special rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including but not limited to the fixing of dividend rights, rates, preferences, and other terms; redemption rights, prices, and other terms (including any sinking fund provisions); conversion rights, prices or rates of exchange, and other terms; liquidation preferences and other terms; and voting rights in addition to any voting rights provided by law, and other terms, which may be general or limited; all to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In the event the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  (D) Series A Junior Participating Cumulative Preferred Stock.

                  Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 1,500,000 (one million five hundred thousand).

                  Section 2.  Dividends and Distributions.

         (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or

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         fraction of a share of Series A Preferred Stock, in an amount per share
         (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which the holder of each share of Series A Preferred
         Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends

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         at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (c) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

                  (i) In the event that at any time dividends on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect one director (or, in the event any such other series is entitled to a greater number of directors,

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                  such number of directors, which shall be cumulative with and not in addition to the director provided for herein, such director or directors being hereinafter referred to as "Special Directors") as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect the Special Director at the next annual meeting of stockholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than one Special Director (in addition to any Special Director to which the holders of any Other Series of Preferred Stock are then entitled). Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults.

                  (ii) At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the President or the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the Special Directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders; provided, however, that the President or the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting

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                  rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the President or the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that sole purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the aggregate voting power of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by the number of Special Directors to be elected, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the Special Director or Directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Restated Certificate of Incorporation of the Corporation or the By-laws, the Special Director or Directors shall belong to each class of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect a Special Director or Directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote the appropriate number of Special Directors has been so elected.


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                  (iii) Upon the election at such meeting by the holders of
                  shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the Special Director or Directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. Each Special Director so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such Special Director is a member of a class of directors under provisions dividing the directors into classes, each such Special Director shall serve until the annual meeting at which the term of office of such Special Director's class shall expire or until such Special Director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any Special Director is up for election, said special class voting rights shall apply in the reelection of such Special Director or in the election of such Special Director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect one or more Special Directors as above provided, the terms of office of all persons elected as Special Directors, or elected to fill any vacancies resulting from the death, resignation, or removal of Special Directors shall forthwith terminate (and the number of directors shall be reduced accordingly).

                  (iv) If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected one or more Special Directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect one or more Special Directors, the number of Special Directors who have been so elected (or who by reason of one or more resignations, deaths or removals have succeeded any Special Directors so elected) shall by reason of resignation, death or removal be reduced the vacancy in the Special Directors may be filled by any one or more remaining Special Director or Special Directors. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one Special Director, the President or the Secretary of the

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                  Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders; provided, however, that the President or the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the President or the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

         (d) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Restated Certificate of Incorporation of the Corporation, as it may hereafter be amended.

         (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Restated Certificate of Incorporation of the Corporation or herein or by law) for taking any corporate action.




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                  Section 4.  Certain Restrictions.

         (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

                  (i) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.


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                  Section 5. Reacquired Shares. Any shares of Series A Preferred
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

                  (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $1.00 per share ($.001 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

                  (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities,

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cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Restated Certificate of Incorporation of the Corporation or herein.

                  Section 9. Rank. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

                  Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

                  Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

FIFTH:            (A) Nominations for election of directors shall be made in the manner provided by the By-Laws of the Corporation. The number of directors of the Corporation shall be fixed by or pursuant to the By-Laws of the Corporation.

                  (B) The directors shall be divided into three classes, Class I, Class II, and Class III. Each such class shall consist, as nearly as possible, of one-third of the total number of directors and any remaining directors shall be included within each such class or classes as the Board of Directors shall designate. Class I directors shall hold office initially for a term expiring at the 1999 annual meeting of stockholders, Class II directors shall hold office initially for a term expiring at the

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2000 annual meeting of stockholders; and Class III directors shall hold office initially for a term expiring at the 1998 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director shall hold office, subject to any removal, death, resignation, or retirement until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify.

                  (C) Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by the General Corporation Law of the State of Delaware, this Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire board of directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty (80%) of all of the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least sixty-six and two-thirds (66-2/3%) of the entire Board of Directors, recommends removal of a director to the stockholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on the election of directors at a meeting of stockholders called for that purpose.

                  (D) Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware.

                  (E) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, terms of removal, and other features of such directorships shall be governed by the terms of Article FOURTH and the resolution or resolutions establishing such class or series adopted pursuant thereto and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

                  (F) Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

SIXTH:            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the By-Laws of the Corporation.

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



SEVENTH:          The Board of Directors shall base the response of the
Corporation to any "Acquisition Proposal" on the Board of Directors' evaluation of what is in the best interest of the Corporation. In evaluating what is in the best interest of the Corporation, the Board of Directors shall consider all relevant factors including, without limitation:

                  (1) The best interest of the stockholders which, for this purpose, requires the Board of Directors to consider, among other factors, not only the consideration offered in the Acquisition Proposal in relation to the then current market price of the Corporation's stock, but also in relation to the current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity or as the subject of a future Acquisition Proposal;

                  (2) Such other factors as the Board of Directors determines to be relevant, including, among other factors, the long-term and short-term interests of the Corporation and its subsidiaries and their businesses and properties and the social, legal, and economic effects upon the employees, suppliers, customers, creditors, and other affected persons, firms, and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located.

         "Acquisition Proposal" means any proposal for the consolidation or merger of the Corporation with another corporation, any share exchange involving the Corporation's outstanding capital stock, any liquidation or dissolution of the Corporation, any transfer of all or a material portion of the assets of the Corporation, and any tender offer or exchange offer for any of the Corporation's outstanding stock.

EIGHTH:           No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of a dividend or the payment for the purchase or redemption of the Corporation's stock in violation of Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

NINTH:            The Corporation is to have perpetual existence.

TENTH:            (A) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock who would be entitled to notice of such meeting.



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



                  (B) Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ELEVENTH:         (A) The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation and subject to paragraph (B) below.

                  (B) The provisions set forth in this Article ELEVENTH and in Article FIFTH, SIXTH, SEVENTH, EIGHTH, and TENTH (A) of this Certificate of Incorporation may not be altered, amended or repealed in any respect, and new provisions inconsistent therewith may not be adopted unless such action is approved by the affirmative vote of the holders of at least eighty (80%) of all of the outstanding shares of capital stock of the Corporation entitled to vote on such matter at a meeting of stockholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least sixty-six and two-thirds (66-2/3%) of the entire Board of Directors, recommends approval of such amendment to this Certificate of Incorporation to the stockholders, such approval may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote on such matter at a meeting of stockholders called for that purpose.



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




         IN WITNESS WHEREOF, CheckFree Holdings Corporation has caused this Restated Certificate of Incorporation to be signed by Peter J. Kight, its President, and attested by Curtis A. Loveland, its Secretary, this 22nd day of December, 1997.


                                    /s/ Peter J. Kight
                                    -----------------------------------
                                    Peter J. Kight, President

Attest:


/s/ Curtis A. Loveland
-------------------------------
Curtis A. Loveland, Secretary








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